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                                                                    EXHIBIT 99.4

FOR IMMEDIATE RELEASE
Monday, July 31, 2000


                            Statement by Sizzler USA


  CULVER CITY, Calif., July 31 /PRNewswire/ -- Sizzler USA learned today that the City of Milwaukee Health Department has cited "raw beef product" provided by an outside source as having tested positive for the E.Coli strain present in the recent Milwaukee outbreak. Sizzler USA is taking steps to uncover the source and determine how and when the ground beef arrived at the Milwaukee franchise restaurant. It is Sizzler USA policy in all of its 65 corporate-owned restaurants to cook ground beef entrees to the 160 degrees recommended by the U.S. Food and Drug Administration. Cooking ground beef to this temperature effectively eliminates any possibility of bacterial contamination.

  Sizzler USA strongly recommends that its independent franchise restaurants -- a list which includes the Milwaukee restaurant -- follow this precautionary ground beef cooking policy. There are 200 independent Sizzler(R) franchises across the country.

  Sizzler USA is based in Culver City, California and operates 65 company-owned restaurants and is associated with 200 Sizzler(R) franchises nationwide.